CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 78 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated February 11, 2016, relating to the financial statements and financial highlights appearing in the December 31, 2015 Annual Report to Shareholders of Balanced Portfolio, Capital Growth Portfolio, Conservative Allocation Portfolio, Diversified Value Portfolio, Equity Income Portfolio, Equity Index Portfolio, Growth Portfolio, High Yield Bond Portfolio, International Portfolio, Mid-Cap Index Portfolio, Moderate Allocation Portfolio, Money Market Portfolio, REIT Index Portfolio, Short-Term Investment-Grade Portfolio, Small Company Growth Portfolio, Total Bond Market Index Portfolio and Total Stock Market Index Portfolio (comprising Vanguard Variable Insurance Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectus and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
April 25, 2016